Exhibit 10.6

UCSB Acquisition Corp. (the “Company”)

Wickhams Cay II, Road Town

Tortola, VG 1110, British Virgin Islands

Attention: The Sole Director

October 28, 2026

Irrevocable notice of surrender of shares for nil consideration, in accordance with sub-regulation 3.2 of the articles of association of the Company and section 59(1A) of the Business Companies Act (As Revised) of the British Virgin Islands

We, QUANT CORE HOLDINGS LIMITED of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, is a holder of 2,875,000 ordinary shares of no par value each of the Company (the Shares).

We confirm that the Shares are fully paid.

We hereby irrevocably: (i) surrender to the Company for cancellation and for nil consideration 1,150,000 Shares standing in our name in the register of members of the Company, and (ii) consent to the updating of the register of members of the Company to reflect the same.

We confirm that the Company has not, as at the date of this letter, issued any share certificate to us.

/s/ Chun Hin Leslie Chow
for and on behalf of
QUANT CORE HOLDINGS LIMITED
Name:	Chun Hin Leslie Chow
Title:	Director